UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2010

CHIQUITA BRANDS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	1-1550	04-1923360
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 East Fifth Street, Cincinnati, Ohio 45202

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (513) 784-8000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2010 at the Annual Meeting of Shareholders of Chiquita Brands International, Inc. (the “Company”), the shareholders approved the Chiquita Stock and Incentive Plan, as amended, (the “Stock Plan”) to increase by 1,100,000 the number of shares authorized for issuance under the plan and expand the performance measures available for use under the plan.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 27, 2010 and submitted three matters to the vote of the shareholders. A summary of the matters voted upon by shareholders is set forth below.

1. Shareholders elected each of the nine nominees for director to serve for a term to expire at the 2011 Annual Meeting of Shareholders based on the following votes:

Name	Votes For	Votes Withheld	Broker Non-Votes
Fernando Aguirre	32,424,706	745,434	5,753,423
Kerrii B. Anderson	32,009,179	1,160,961	5,753,423
Howard W. Barker, Jr.	32,624,629	545,511	5,753,423
William H. Camp	31,840,648	1,329,492	5,753,423
Robert W. Fisher	32,780,402	389,738	5,753,423
Clare M. Hasler	32,628,613	541,527	5,753,423
Durk I. Jager	32,317,485	852,655	5,753,423
Jaime Serra	31,133,418	2,036,722	5,753,423
Steven P. Stanbrook	32,155,760	1,014,380	5,753,423

2. Shareholders approved the Stock Plan, to increase by 1,100,000 the number of shares authorized for issuance under the plan and expand the performance measures available for use under the plan based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,385,367	8,644,919	139,854	5,753,423

3. Shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,960,727	821,953	140,883	0

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1 Chiquita Stock and Incentive Plan as amended through March 31, 2010, incorporated by reference to Appendix A to definitive Proxy Statement of Chiquita Brands International, Inc. for Annual Meeting of Shareholders held May 27, 2010, included as part of Schedule 14A filed on April 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2010	CHIQUITA BRANDS INTERNATIONAL, INC.

	By:	/s/ James E. Thompson
James E. Thompson
Senior Vice President, General Counsel and Secretary